REGISTRATION STATEMENT NO. 333-107002
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------


                               AMENDMENT NO. 2 TO

                                   FORM SB-2/A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        --------------------------------

                           EXPRESS SYSTEMS CORPORATION
                 ----------------------------------------------
                 (NAME OF SMALL BUSINESS ISSUER IN OUR CHARTER)

          NEVADA                           7389                    91-1918324
-------------------------------  ----------------------------  ----------------------
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)   IDENTIFICATION NUMBER)

                        --------------------------------

          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES
                        AND AGENT FOR SERVICE OF PROCESS)

                               LAWRENCE ROSENBLATT
                        114 W. MAGNOLIA STREET, SUITE 446
                              BELLINGHAM, WA 98225
                                Tel: 800-661-7830

                        --------------------------------

                                   COPIES TO:
                           WILLIAM S. ROSENSTADT, ESQ.

                           RUBIN, BAILIN & ORTOLI LLP

                                405 PARK AVENUE,
                          NEW YORK, NEW YORK 10022-4405

                               TEL: (212) 935-0900
                               FAX: (212) 826-9307


                        --------------------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

      If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                       Proposed Maximum          Proposed Maximum
Title of Each Class of              Amount Being       Offering Price Per       Aggregate Offering     Amount of
Securities Being Registered          Registered            Share(1)                 Price(1)         Registration Fee
---------------------------          ----------            --------                 --------         ----------------
Shares of Common Stock                400,000(2)             $0.50                  $200,000            $16.18
TOTAL                                 400,000                $0.50                  $200,000            $16.18
=====================================================================================================================

----------
(1)   Estimated for purposes of computing the registration fee pursuant to Rule
      457.
(2)   We are registering 400,000 Shares of Common Stock.


      The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                 400,000 Shares
                           EXPRESS SYSTEMS CORPORATION

                                  Common Stock

      The registration statement of which this prospectus is a part, relates to a public offering of 400,000 common shares. The public offering price is $0.50 per share. We have no public market for our common stock.

      These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


      The shares are offered on an "all or none" basis on behalf of Express Systems Corporation by our officers and directors. In an "all or none offering," proceeds are available to us only if the offering is fully subscribed to. The proceeds from the sale of shares by Express Systems Corporation will be available to us only upon a full subscription. The funds will be escrowed by the Company and promptly returned in full, without interest or any deductions, should the offering not be fully subscribed to. Investors are not required to purchase a minimum number of shares in this offering. We intend to keep the offering open until March 31, 2003. However, if we have not sold all of the shares by that date, we may extend the offering period at our sole discretion for an additional 120 days, and we may offer the remaining shares on a continuous basis until the end of the offering period as extended. If your subscription is rejected, we will promptly return your investment to you without interest or other deductions. We may terminate this offering prior to the expiration date.

      The date of this preliminary prospectus is December 19, 2003.

                              Price Per Share  Aggregate Price  Proceeds to Us
                              ---------------  ---------------  --------------
Common Stock Offered by the
Registrant                          $.50         $200,000.00      $160,000.00

         SEC Registration Fee                                   $    16
         Accounting Fees                                        $10,000
         Printing*                                              $ 1,200
         Transfer Agency Fees                                   $ 1,000
         Edgar filing fees*                                     $ 1,000
         Miscellaneous*                                         $ 1,284
         Legal*                                                 $20,000
         Bluesky                                                $ 5,500
         Total                                                  $40,000


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                TABLE OF CONTENTS

Prospectus Summary.............................................................1
The Offering...................................................................2
Summary Financial Information..................................................3
Risk Factors...................................................................4
Use of Proceeds................................................................7
Determination of Offering Price................................................7
Dilution.......................................................................8
Dividend Policy................................................................8
Capitalization.................................................................9
Selected Financial Data........................................................9
Plan of Distribution..........................................................10
Legal Matters.................................................................10
Directors, Executive Officers, Promoters and Control Persons..................11
Security Ownership of Certain Beneficial Owners and Management................12
Description of Securities.....................................................13
Experts.......................................................................14
Disclosure of Commission Position of Indemnification
for Securities Act Liabilities................................................14
Description of Business.......................................................14
Management's Discussion and Analysis and Results of Operations................20
Description of Property.......................................................22
Certain Relationships and Related Transactions................................22
Market for Common Equity and Related Stock Matters............................22
Executive Compensation........................................................23
Where You Can Find More Information...........................................26
Financial Statements.........................................................F-1

                               PROSPECTUS SUMMARY

      This prospectus contains statements about our future operations, which involve risks and uncertainties. Our actual results could differ in important ways from our anticipated future operations, due to many factors, including "risk factors" beginning on page 6 and other factors. Because this is a summary and the information is selective, it does not contain all information that maybe important to you. You should carefully read all information in the prospectus including its detailed information and the financial statements and the accompanying explanatory notes before making an investment decision.

Our Company

      Express Systems Corporation ("Express" or "we") was incorporated in the state of Nevada on July 9, 1998. In March 2001 we entered into a software licensing agreement with Fairwind Technologies Corporation, for internet gaming software services. Fairwind Technologies ceased operations in November 2001 and the licensing agreement was abandoned by Express at that time. We had no other operations until November 27, 2002 when we acquired Masterlist International, Inc. ("Masterlist"). We are now in the business of advertising and marketing opt-in e-mail lists over the internet.

      We maintain our principal offices at: 114 w. Magnolia street, #446 Bellingham WA 98225. Our telephone number is: 800-661-7830.

Our Business


      On November 27, 2002 we purchased all of the outstanding shares of Masterlist, an internet advertising business that sells opt-in lead generation lists. We have not made any public announcements of any of our products or services. (see financials). Our main goal is to generate revenue by generating lists of leads to be sold both on a wholesale and retail bases to buyers of the leads. For example, we are presently concentrating our efforts on leads for financial news letters. We believe that there is currently an active market for leads to be sold into this area. We have sold newsletter leads generating approximately $58,299 in revenue for the six months ended September 30, 2003. A qualified news letter lead is a lead that consists of a return response from our internet advertising hosted mainly on third party web sites, which contains name, mailing address, a telephone number, and e-mail address. We have also identified buyers for debt consolidation leads who will buy leads from us, though no leads have been sold to date. A qualified debt lead consists of a return response from our internet advertising hosted mainly on third party web sites which contains name, mailing address, a telephone number, e-mail address, type of debt, amount of debt and how delinquent the debt is. We have also identified buyers for mortgage leads who will buy leads from us, though no leads have been sold to date. A mortgage lead contains much of the same personal Information but instead of debt the form requests information on how much money is needed for a mortgage. Another source of revenue for Masterlist is the designing of web and managing of web pages and the handling of data bases for customers. For the six months ended September 30, 2003 of operations we have generated approximately $24,500 in revenue designing and maintaining web pages and in the assisting in data management for customers.

                                  THE OFFERING

Common stock offered by Express:           400,000 shares(1)

Price per share of common stock:           $0.50, par value $0.001

Proceeds to Express:                       $200,000(2)

Expenses

      We estimate the expenses associated with this offering to be the following:

         SEC Registration Fee                                   $    16
         Accounting Fees                                        $10,000
         Printing*                                              $ 1,200
         Transfer Agency Fees                                   $ 1,000
         Edgar filing fees*                                     $ 1,000
         Miscellaneous*                                         $ 1,284
         Legal*                                                 $20,000
         Bluesky                                                $ 5,500
         Total                                                  $40,000

      We will bear all the costs and expenses associated with the preparation and filing of this registration statement.

Use of Proceeds


      After deducting for offering expenses, we intend to use a portion of the proceeds as follows: marketing of our services, $80,000, website development, $20,000, software license purchase, $5,000, purchase of computer hardware, $10,000,(l) salaries to officers, $12,000, wages to employees, $24,000, general working capital and other corporate purposes, $9,000. See, "Use of Proceeds."


Risk Factors

      For a discussion of all material risks with respect to our company, please see "Risk Factors."

Dividend Policy

      We do not intend to pay dividends on our common stock. We plan to retain any earnings for use in the operations of our business and to fund future growth.

Plan of Offering

      There is no underwriter for this offering. Our officers and directors will offer the shares for sale on an all or none basis.

----------

(1) There are presently 2,540,200 shares issued and outstanding. After the offering there will be 2,950,200 shares of common stock issued and outstanding.


(2)   Before deducting for the expenses of this offering.

                          SUMMARY FINANCIAL INFORMATION

      The following selected financial information concerning Express has been derived from the financial statements included elsewhere in this prospectus and should be read in conjunction with such financial statements and the related notes. The financial information as of March 31, 2003 and September 30, 2003, has been derived from the audited financial statements of Express audited by Spicer Jeffries LLP and the unaudited financial statements prepared by management.

Balance Sheet Data

                                             September 30, 2003   March 31, 2003
                                             ------------------   --------------
                                                 (Unaudited)        (Audited)

Total Assets                                       $53,926           $14,511
Current Liabilities                                 29,745             5,047
                                                   -------           -------
Stockholder' Equity                                $24,181           $ 9,464
                                                   =======           =======

Statement of Operations Data,

                        Six months ended      Year ended      Inception through
                       September 30, 2003   March 31, 2003   September 30, 2003
                       ------------------   --------------   ------------------
                           (Unaudited)        (Audited)          (Unaudited)
Revenue                    $  82,799          $  72,530          $ 155,329
Expenses                     113,082            180,896            383,098
                           ---------          ---------          ---------
Loss from operations
                             (30,283)          (108,366)          (227,769)
Other expenses                    --            (13,400)           (13,400)
                           ---------          ---------          ---------
Net loss                   $ (30,283)         $(121,766)         $(241,169)
                           =========          =========          =========

                                  RISK FACTORS

RISKS RELATED TO OUR FINANCIAL CONDITION

We have very little operating history so it will be difficult for you to evaluate an investment in our common stock. We do not know whether we will be able to operate profitably.

      We were formed on July 9, 1998, and since that time our business activities have been limited to seeking a viable licensing agreement to provide our services on the Internet. We entered into a software licensing agreement with Fairwind Technologies for internet gaming services but that license was abandoned. We are now proceeding to offer advertising and marketing services for opt-in e-mail leads over the internet. We have a limited number of customers and there is no assurance that we will be successful in obtaining any additional customers. It will be more difficult for you to evaluate the investment potential in a start-up company such as ours than in a company with an operating history. We do not know whether we will be able to operate profitably in the business we have chosen to develop. You run the risk of losing all or part of your investment.

Unless we can raise capital in this offering, we may be unable to continue in business.

      We do not have an established source of revenue sufficient to cover our operating costs to allow us to continue as a going concern. If this Offering is successfully concluded, we anticipate that we will have the necessary capital to operate for an additional 12 months. In any event, to continue to expand our operations, after the Offering, we will need to obtain additional bank financing or to sell additional debt or equity (or hybrid) securities in future public or private offerings. Any such equity based financing will result in further dilution in the equity ownership to the purchasers of the Shares offered hereby. There can be no assurances that any such additional financing will be completed. Consequently, our ability to continue as a going concern is dependent upon our ability to successfully complete this offering, operate profitably and/or raise additional capital through other means.


Our auditor's opinion contains a statement about our ability to continue as a going concern.

      As a result of our incurring of continuing losses since inception, our deficiency in working capital at September 30, 2003 and other factors, our independent certified public accountants have included an explanatory paragraph in their report on our ability to continue as a going concern.


RISKS RELATED TO OUR BUSINESS


As Lawrence Rosenblatt has minimal experience in the internet marketing business he may not be capable of successfully implementing our business plan as development of relationships with online customers and search engines are paramount to our business' success.


      Lawrence Rosenblatt, an officer and director of Express, is a management consultant. However, his experience in an Internet service business is limited and has no experience in running an Internet service business.

      Our management's lack of experience could make them unable to successfully develop relationships with other companies necessary to make this company successful. Lack of experience could also cause them to make poor decisions; and could make it difficult for them to market and sell our services effectively. In addition, management may not have correctly estimated the capital needs for a start up company such as Express nor anticipated all the regulatory implications of operating an on-line business.


The amount of time officers and directors have to devote to our business is limited as a result of other obligations, which may limit their ability to successfully develop our business.

      The amount of time which our officers and directors will devote to our business will be limited. They may be unable to devote the time necessary to fully develop the business due to the fact that they devote time to other business interests they have. Our president also serves as an officer and director in other businesses. Thus, there exists potential conflicts of interest, including, among other things, time, effort and corporate opportunity involved with participation in other such business entities. We have no agreements with our officers and directors as to how they will allocate either their time to us nor how they will handle corporate opportunities. At this time, none or our officers and directors are involved with a business which would benefit from the same type of corporate opportunity as Express.


Express' concentration on one technology increases the risk that our business will fail as we have no other revenue stream to support us if either of our software or our business plan fails.


      Express is attempting to use a single technology. Accordingly, Express is subject to all of the risks and uncertainty faced with the absence of diversification, new technology and ongoing product testing and validation. Should the software we intend to employ prove to be inadequate, become defective or obsolete, this could severely affect our ability to serve our customers and compete in an already very competitive arena. We are further constrained because we have no other agreements in place with any other software providers.


      The performance of our web site is critical to the ability of Express to attract and retain users and advertisers. Services based on sophisticated software and computer systems often encounter development delays and the underlying software may contain undetected errors or failures when introduced. Any system error or failure that causes interruptions in availability or an increase in response time could result in a loss of potential users, list purchasers, and, if sustained or repeated, could reduce the attractiveness of the web site to users and list purchasers. A sudden and significant increase in the number of users of the web sites also could strain the capacity of the software, hardware, or telecommunications systems used by Express, which could lead to slower response time or systems failures. In addition, if the number of web pages or users of our web site increases substantially, our hardware and software infrastructure may not be able to adequately handle the increased demand. Failure of the software which we presently intend to use to adequately and consistently provide for the needs of our customers could have a catastrophic affect on ability to maintain as an on-going business.

      We must adapt to rapidly changing software and Internet technologies in order to be successful. Additionally, it is essential that we continually enhance our software and our web site and introduce new and more sophisticated services in order to address users' changing demands. Express could incur substantial costs when modifying its software and web site infrastructure in order to adapt to changes affecting providers of software and Internet services. Our business, results of operations and financial condition could be materially adversely affected if Express incurred significant costs to adapt, or cannot adapt, to these changes.


Security Of Transactions And Transmitting Confidential Information Over The Internet Is Not Under Our Contract

      A significant barrier to electronic commerce and communication is the secure transmission of confidential information over public networks. Express will rely on third parties for its encryption and authentication technology to provide the security and authentication necessary to effect secure transmissions of confidential information. We cannot assure investors that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of algorithms we use to protect customer transactions data. If any encryption and authentication capabilities of our software is compromised, we may not be able to provide customers with a safe secure operating site which in turn could lead to the loss of our customer base. If our systems are compromised we may not have the technical or financial means to correct such a breach. This compromise may result in the loss of revenue for us and could ultimately result in our inability to continue operations.

Certain Internet Users May Be Offended By Our Marketing Efforts And As A Result May Try To Disrupt Our Business

      Our independent research and experience tell us that there are a significant number of people who actively seek out companies such as Express that are delivering double opt-in e-mail services and actively try to shut down their marketing efforts by complaining to the Internet Service Provider, commonly called the ISP, of Express or hacking into our sites. We may not have the technical capabilities to stop intruders to our sites and the damage they may create by changing codes and passwords. Furthermore, their complaints may force our ISP to disconnect our service. We may not have the resources, time or ability to source out ISP's that are willing to host our sites. Failure to have sites or an ISP would put us out of business.

RISKS RELATED TO THIS OFFERING, OUR STOCK PRICE, AND CORPORATE CONTROL

Investors Are Relying On Management's Discretion In The Use Of Proceeds From This Offering; Management's Uses Of Proceeds May Not Result In Revenues To Us.

      Investors will be relying on the judgment of our management regarding the application of the proceeds from this offering. Investors will rely on management's discretion which may have potential value. If management uses the proceeds of this offering for purposes which do not result in increasing our revenues, the value of your investment could be reduced.

We Have No Public Market For Our Stock And There Is No Assurance One Will Develop; You May Have Difficulty Liquidating Your Investment.

      There is no public market for our shares of common stock. Although we intend to apply for listing on the OTC-BB as soon as we meet listing requirements, there is no assurance that we will be granted a listing. If we are granted a listing, there is no assurance that a market for our common shares will develop. If a market develops, there can be no assurance that the price of our shares in the market will be equal to or greater than the price per share investors pay in this offering; in fact, the price of our shares in any market that may develop could be significantly lower. Investors in this offering may have difficulty liquidating their investment.

                           FORWARD-LOOKING STATEMENTS


      This prospectus contains statements about our future operations which involve risks and uncertainties. Our actual results could differ in significant ways from our anticipated future operations due to many factors, including "RISK FACTORS" beginning on Page 6. The forward-looking statements presented in this prospectus are based on events through the date on which the statements are made. You should carefully read all information in this prospectus including its detailed information and the financial statements and the accompanying explanatory notes before making an investment decision.

                                 USE OF PROCEEDS

      The net proceeds to Express from the sale of 100% of the common stock offered in this offering are listed below after deducting estimated offering expenses of $40,000 which are as follows (all amounts are estimates except for the registration fee paid to the Securities and Exchange Commission):

         SEC Registration Fee                                   $    16
         Accounting Fees                                        $10,000
         Printing                                               $ 1,200
         Transfer Agency Fees                                   $ 1,000
         Edgar filing fees                                      $ 1,000
         Miscellaneous                                          $ 1,284
         Legal                                                  $20,000
         Bluesky                                                $ 5,500
         Total                                                  $40,000


      As our shareholders have agreed to advance the expenses associated with this offering, they anticipate being reimbursed if the offering is successful. Thus, the proceeds are intended to be utilized substantially as follows:

         ---------------------------------------------------------------
         APPLICATION OF PROCEEDS                  APPROXIMATE AMOUNT
         ---------------------------------------------------------------
         Software License                                 $5,000
         ---------------------------------------------------------------
         Web site development                            $20,000
         ---------------------------------------------------------------
         Marketing                                       $80,000
         ---------------------------------------------------------------
         Computer Equipment                              $10,000
         ---------------------------------------------------------------
         Working Capital(1)                              $45,000
         ---------------------------------------------------------------
         Total                                          $160,000
         ---------------------------------------------------------------

      ----------
      (1) We have orally agreed to pay our President a salary of $1,000 per month.

      These proceeds are intended to be utilized substantially for working capital and general corporate purposes as well as the costs and expenses associated with our core business. As management retains sole discretion as to the use of proceeds, such use of proceeds will not vary unless management (i) determines that the proceeds would better serve the company's interests by acquiring a complementary production business in lieu of developing one itself; and (ii) management is presented with the opportunity to acquire such a business, it reserves the right to use them for such purpose. In the event that management alters its use of proceeds as a result of the aforementioned, we would reduce the proceeds for each category in the above table on a pro-rata basis. A complementary production business would be a web-based video of investor relations operation. We have not entered into any negotiations, preliminary or otherwise, to acquire a complementary business and thus have no indication as to the form or structure such transaction would entail. This is an all or none offering. If the offering is not fully subscribed, the funds received will be returned to investors.


                         DETERMINATION OF OFFERING PRICE

      The Offering Price of the Shares offered hereby was determined arbitrarily by Express' management. The price of the Shares being offered by Express bears no relationship to the assets, book value or net worth of Express and should not be considered as an indication of the actual value of Express.

                                    DILUTION


      The net tangible book value (total assets less total liabilities and intangible assets) of Express' common stock as of September 30, 2003, was approximately $24,181 or less than $0.01 per share. Net tangible book value per share represents the amount by which tangible total assets exceed the liabilities, divided by 2,540,200 shares of common stock currently outstanding.

      Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the 400,000 shares of common stock in this offering and the pro forma net tangible book value per share of common stock immediately after this offering. After giving effect to the sale by Express of 400,000 shares of common stock offered hereby at an assumed offering price of $0.50 per share, the pro forma net tangible book value of Express as of September 30, 2003, would have been approximately $184,181 (after deducting for offering expenses) or, $.06 per share. This represents an immediate increase in pro forma net tangible book value of $.06 per share to existing stockholders and an immediate dilution in pro forma net tangible book value of $.44 per share to purchasers of common stock in this offering.

         Offering price per share of common stock offered hereby      $0.50
         Net tangible book value per share before offering            $0.00
         Increase per share attributable to new investors             $0.06
         Pro forma net tangible book value per share after offering $0.06 Net tangible book value dilution per share to new investors $0.44


      The following table summarizes the relative investments of investors pursuant to this offering and the current stockholders of Express:


------------------------------------------------------------------------------------------------
                                                                        Investors
                                                          Current      Pursuant to
                                                        Stockholders  this Offering    Total
------------------------------------------------------------------------------------------------
Number of Shares of Common Stock Purchased                2,540,200       400,000      2,940,200
------------------------------------------------------------------------------------------------
Percentage of Outstanding Common Stock
     After Offering                                              86%           14%           100%
------------------------------------------------------------------------------------------------
Gross Consideration Paid, Less Offering Costs             $ 265,350     $ 160,000      $ 425,350
------------------------------------------------------------------------------------------------
Percentage of Consideration Paid                              62.38%        37.62%           100%
------------------------------------------------------------------------------------------------
Average Consideration Per Share of Common Stock           $    0.10     $    0.50      $     .14
------------------------------------------------------------------------------------------------

                                 DIVIDEND POLICY

      We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. Management intends to reinvest any earnings in the development and expansion of Express' business. There can be no assurance that any dividends on the common stock will ever be paid.

                                 CAPITALIZATION

      The following table sets forth the capitalization of Express as of September 30, 2003, and the adjusted capitalization, which gives effect to the sale of 100% of the Common Stock offered in this offering as if it occurred on September 30, 2003. This table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus:

---------------------------------------------------------------------------------------------------
                                                                                      As Adjusted
                                                            Sept. 30, 2003           400,000 Shares
                                                          Actual (Unaudited)            at $.50*
---------------------------------------------------------------------------------------------------
Long-term debt                                                         0                       0
---------------------------------------------------------------------------------------------------
Common stock $.001 par value 25,000,000 authorized shares      $   2,540               $   2,940
     (actual)
---------------------------------------------------------------------------------------------------
Additional Paid in capital                                       262,810                 442,410
---------------------------------------------------------------------------------------------------
Accumulated Deficit                                             (241,169)               (241,169)
---------------------------------------------------------------------------------------------------
Total Stockholders Equity                                      $  24,181               $ 204,181
---------------------------------------------------------------------------------------------------

----------
*     Offering expenses are not taken into account

                             SELECTED FINANCIAL DATA

      The following selected financial information concerning Express has been derived from the financial statements included elsewhere in this prospectus and should be read in conjunction with such financial statements and the related notes. The financial information as of March 31, 2003, has been derived from the audited financial statements of Express audited by Spicer, Jeffries & Co.

Balance Sheet Data

      Period from inception (July 9,1998) Year Ended through March 31, 2003 and the six months ended September 30, 2003.

------------------------------------------------------------------------------------
                                                                   SIX MONTHS ENDED
                                                MARCH 31, 2003    SEPTEMBER 30, 2003
                                                   (AUDITED)         (UNAUDITED)
------------------------------------------------------------------------------------
Total assets                                       $  14,511          $  53,926
------------------------------------------------------------------------------------
Current liabilities                                    5,047             29,745
------------------------------------------------------------------------------------
Total stockholders' equity (deficit)                   9,464             24,181
------------------------------------------------------------------------------------
Statement of Operations Data:
------------------------------------------------------------------------------------
Revenue                                               72,530             82,799
------------------------------------------------------------------------------------
Expenses:                                            180,896
------------------------------------------------------------------------------------
Total Expenses                                       180,896            113,082
------------------------------------------------------------------------------------
Loss from Operations                                 108,366            (30,283)
------------------------------------------------------------------------------------
Other Income (expense)                               (13,400)                --
------------------------------------------------------------------------------------
Net loss                                             121,766            (30,283)
------------------------------------------------------------------------------------


Relationship with Issuer and Shareholders

      Lawrence Rosenblatt, President of the Issuer is a shareholder. Frank Bauer, director of Express, is a shareholder.

      We intend to seek qualification for sale of the securities in those states that the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of the security resales.

                              PLAN OF DISTRIBUTION

      We are registering 400,000 shares of our common stock which shall be offered and sold on a self-underwritten "all or none" basis by Mr. Lawrence Rosenblatt our President, or, at our discretion, by participating broker-dealers licensed by the National Association of Securities Dealers, Inc. Although we anticipate being listed on the OTC-Bulletin Board subsequent to the effectiveness of this Prospectus, we may not be. Regardless, we will offer the shares to the public at a price of $.50 per share. All funds received by us from this offering will be placed into an escrow account until such time that the maximum offering is sold. We reserve the right to reject any subscription in whole or in part, for any reason or for no reason. There can be no assurance that we will sell any or all of the offered shares. We intend to keep the offering open until December 31, 2003. However, if we have not sold all of the shares by that date, we may extend the offering period at our sole discretion for an additional 120 days, and we may offer the remaining shares on a continuous basis until the end of the offering period as extended

      As our offering is "self-underwritten" in nature and at a fixed price of $.50 per share, we are unsure whether we will sell any shares of common stock. As a result, we are unable at this time to determine what State, if any, offers or sales will be made. We may also seek out broker-dealers to assist us in placing our stock. Regardless of whether we place our stock ourselves or through agents, we will comply with all applicable blue sky requirements of each jurisdiction in which we ultimately offer and sell our shares.

      Under the Securities Exchange Act of 1934 and the regulations there under, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.

      Pursuant to Rule 3a-4-1 of the Exchange Act of 1934, Mr. Rosenblatt will not be deemed a broker as defined in the Exchange Act of 1934 by his participation in the offering. At the time of his participation, he is "not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act of 1933, as amended (sic)..."; he will not be receiving any consideration for his services; he is not associated with any broker or dealer; and he meets the qualifications of paragraph (a)(4)(ii) in
Section 3a-4-1 because he will perform substantial duties for us at the end of the offering (other than the sale of securities); he was not a broker/dealer or associated person in the preceding 12 months; and, he does not intend to participate in selling an offering of securities of any issuer more than once every 12 months.

                                  LEGAL MATTERS

      We are not currently involved in any material litigation or proceeding and we are not aware of any material litigation or proceeding threatened against us. There have been no suits involving Express, its officer or director.


      The legality of the issuance of the shares offered hereby will be passed upon for us by Rubin, Bailin, Ortoli, Mayer & Baker LLP. (Exhibit 5.1).

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Officers and Directors


--------------------------------------------------------------------------------
NAME                                 AGE           POSITION
--------------------------------------------------------------------------------
Lawrence Rosenblatt                   59           Director, President
--------------------------------------------------------------------------------
Frank Bauer                           58           Director, Secretary
--------------------------------------------------------------------------------

      Each of the above persons will serve as director until our next annual meeting of shareholders or until his/her successor is elected and qualified.

      All officers of Express serve at the pleasure of the board of directors and will hold office until the next annual meeting of the Board of Directors. We do not have employment agreements with any of our officers or directors but we do pay Mr. Rosenblatt $1,000 per month for his work for the Company. We anticipate that Mr. Rosenblatt will spend approximately 20 hours per week working on Express and the directors will be available on an "as needed" basis. We would anticipate that directors would spend approximately 3 hours per month on Express business at either informal or formal board meetings.

      The officers and directors each have experience in businesses most of which are unrelated to the type of business engaged by us. We believe that the diverse areas in which the officers and directors acquired their experience is important in building a well rounded management base. Our management has experience in the areas of sales and marketing.


      LAWRENCE ROSENBLATT, age 59, is the President and a director of Express, a position he has held since September 2002. It is anticipated that Mr. Rosenblatt will spend approximately 50% of his time with Express. Mr. Rosenblatt is also an independent management consultant and he will spend his remaining time consulting with his individual clients. From January 2002 to date he acts as a consultant to private individuals that acted as a commercial real estate group with a direct focus on securing medium and large sized revenue properties. From February 2001 until December 2001 he acted as a consultant in a management capacity with Osvold Co., a Minnesota based manufacturer in the architectural millwork and laminate industry. From February 1997 until September 2000 he acted in a management capacity for Patelos Industries, Limited, a North Carolina door manufacturing, millwork/building supply center. With respect to both Osvold and Patelos, his responsibilities were to oversee the daily operation of the manufacturing plants and to streamline the operations to make them more productive and cost effective.

      FRANK BAUER, age 58, is the Secretary and a director of Express a position he has held since March 2003. From September 1996 to April 1, 2002, he was employed as the installations manager for Guardian International, Inc an industrial, commercial and residential security monitoring facility. Mr. Bauer's responsibilities was to oversee and manage 50 employees completing security monitoring installations for Guardian International. From August 1991 to September 1996, he was President of Specialty Device Installers a sole proprietorship, involved in the installation and servicing of home security systems. From April 2002 to the present date he has been the president of a privately held security system company, ProGuard Protection Services, Inc providing installation and servicing of home security systems. Mr. Bauer is also the president and director of Blackstone Holdings Corporation, an inactive Nevada Corporation, a position he has held since March 2002. Express bought Masterlist from Blackstone in October 2002, when Mr. Bauer was not affiliated with our company. Mr. Bauer is also an officer and director of Ram Venture Holdings Corp., a position he has held since February 1988. Ram Ventures is a holding company making investments in private entities.

Board Committees




      In November 2002, the Board of Directors established an Audit Committee. No member of the Audit Committee is a financial expert. To date, Mr. Bauer serves as the only members of the Audit Committee. The function of the Audit Committee is to select and engage, on behalf of Express, independent public accountants to audit Express' annual financial statements and to review and approve the planned scope of the annual audit.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      The following table sets forth the beneficial ownership of the shares of voting stock of Express, as of December 1, 2003 by: (i) each person who is known by Express to beneficially own more than 5% of common stock; (ii) Express' Chief Executive Officer; (iii) each director; and, (iv) all directors and executive officers of Express as a group.

                                                           Shares Beneficially Owned Prior     Shares to be Beneficially Owned
                                                                   to Offering                           After Offering
                                                           -------------------------------     --------------------------------
Name and Address of Beneficial Owner(s)                      Number          Percent (1)          Number           Percent (2)
---------------------------------------                      ------          -----------          ------           -----------
5% Stockholders:

G.M. Capital Partners, Ltd.(3)                             1,000,000            40.8%            1,000,000            35.1%
Usteristrasse19
POB 6681
CH-8023  Zurich
Switzerland

Capilano Holdings Limited (4)                                150,000             6.1%              150,000             5.3%
114 W. Magnolia Street, #446
Bellingham, WA 98225

Husky Holdings Limited (5)                                   178,000             7.3%              178,000             6.2%
Place de Saint-Gervais 1
Case Postale 2049
CH-1211  Geneve 1
Switzerland

Tamarin Investment Group Inc. (6)                            180,000             7.3%              180,000             7.3%
22 Hill Street

St. Helier, Jersey
JE4 9XB Channel Islands

Executive Officers and Directors:
---------------------------------

Lawrence Rosenblatt                                           25,000               1%               25,000             <1%
Director/President
114 W. Magnolia Street #446
Bellingham, WA 98225

Frank Bauer                                                   25,000               1%               25,000             <1%
Secretary and Director
114 W. Magnolia Street #446
Bellingham, WA 98225

All executive officers and directors as a group               53,000               2%               53,000             1.8%

----------
(1) These percentage calculations are based on 2,540,200 shares, which are outstanding prior to this offering (including shares that have been paid for in full, but not issued) as of December 1, 2003
(2) These percentage calculations are based on 2,950,200 shares outstanding after this offering as of December 1, 2003

(3) J.A. Michie, managing director, Mark Hartman and Martin Stuiki are the only shareholders.
(4) Private Georgia Corporation owned by Robert Knight which sublets office space to Express. There is no written agreement between Capilano and Express.
(5)   Walter Stapfer managing director, sole shareholder.
(6)   Debra Dixon managing director, sole shareholder

                            DESCRIPTION OF SECURITIES

Common Stock


      General. Express' authorized capital stock consists of 25,000,000 shares of common stock, $0.001 par value per share. As of December 1, 2003, there were 2,540,200 shares issued and outstanding held by 104 holders of record. Furthermore, all shares which are the subject of this prospectus, when issued and paid for pursuant to this offering, will be validly issued, fully paid and non-assessable. At the completion of this offering, the present stockholders of Express as of December 1, 2003, will own 86% of shares outstanding if all of the shares offered in this respect are sold.


      Voting Rights. Each share of common stock entitles the holder thereof to one non-cumulative vote, either in person or by proxy, at meetings of stockholders. Since holders of common stock do not have cumulative voting rights, holders of more than fifty percent (50%) of the issued and outstanding shares of common stock can elect all of the directors of Express.

      Dividend Policy. All shares of common stock are entitled to participate in dividends when and as declared by Express' Board of Directors out of the funds legally available therefor. Any such dividends may be paid in cash, property or additional shares of common stock. Express has not paid any dividends since its inception and presently anticipates that all earnings, if any, will be retained for development of Express' business and that no dividends on the shares of common stock will be declared in the foreseeable future. Payment of future dividends will be subject to the discretion of Express' Board of Directors and will depend upon, among other things, future earnings, the operating and financial condition of Express, its capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future. See, "Dividend Policy."

      Miscellaneous Rights and Provisions. Stockholders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of liquidation or dissolution of Express, whether voluntary or involuntary, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity of Express after satisfaction of all liabilities, subject to the rights of holders of preferred stock, if any such preferred stockholders should exist at the time of such liquidation or dissolution.

Shares Eligible For Future Sale

      To date, Express has 2,540,200 shares of common stock outstanding. Upon completion of this offering, Express will have an additional 400,000 shares of common stock outstanding for a total of 2,940,200 shares of common stock outstanding. Of the 2,940,200 shares of common stock outstanding, 1,635,000 shares including the 400,000 being registered pursuant to this Prospectus may be deemed freely tradable without restriction or the need for further registration under the Securities Act of 1933, as amended ("Act") and 1,215,200 shares are held by affiliates of Express and are "restricted securities," as that term is defined under Rule 144, promulgated under the Act and will continue to be restricted after this offering. Such restricted securities may only become freely tradable if they are subsequently registered under the Act or to the extent permitted by another exemption from registration under the Act. However, other than the shares being registered hereunder, we have not granted any registration rights with regard to any additional shares of common stock.

      No prediction can be made as to the effect, if any, that sales of shares in the public market of Express' common stock, or even the availability of such shares for sale, may have on the market prices of the common stock prevailing at any point in time in the future. Sales of shares of common stock by existing stockholders in the public market, or the availability of such shares for sale, could adversely affect the market price of the common stock. Such an adverse effect on the common stock could impair our ability to raise capital through the sale of its equity securities. See, "RISK FACTORS."

Transfer Agent and Registrar


      The transfer agent and registrar for Express' common stock is Liberty Transfer Co., 274 B New York Avenue Huntington, New York 11743

Reports To Security Holders


      We intend to furnish our stockholders with annual reports containing audited financial statements. We may disseminate such other unaudited interim reports to security holders as we deem appropriate.


                                     EXPERTS

      Spicer, Jeffries & Co., independent certified public accountants, have audited our financial statements from July 9, 1998 (inception) to March 31, 2003, as set forth in their report, included in this prospectus and registration statement. Our financial statements are included in this prospectus and registration statement in reliance on their report, given on their authority as experts in accounting and auditing.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

                             DESCRIPTION OF BUSINESS

      We were incorporated in the State of Nevada on July 9, 1998. We have not been in any bankruptcy, receivership or similar proceedings since incorporation. We had planned to enter into the business of on-line gaming and had purchased a license to operate on-line gaming. The licensor subsequently ceased operations and we have abandoned our business plan to enter the on-line gaming industry. Since then, we have not had any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

      On October 1, 2002, Express and Blackstone Holdings entered into an oral agreement to jointly develop a business of generating and selling e-mail leads. Blackstone Holdings had created a wholly-owned subsidiary, Masterlist which is in the business of advertising on the internet and selling opt-in lead generation lists. To further such development, Express loaned $25,000 to Blackstone for the purpose of having a Masterlist employee trained in the business. Subsequently to the loan, Blackstone determined that it could no longer operate its business and agreed with Express to transfer control shares of Masterlist to Express in consideration of the forgiveness of the $25,000 debt. On November 27, 2002 we purchased all of the outstanding shares of Masterlist thereby rendering it as a wholly-owned subsidiary of Express. There was no written agreement between the parties. However, in an oral agreement, we forgave the debt of Blackstone in exchange for the shares of Masterlist. All of our present business is done through Masterlist and we intend to continue using Masterlist as the operating entity. We have not made any public announcements of any of our products or services.

      Our main goal is to generate revenue by generating lists of opt-in leads to be sold both on a wholesale and retail basis to buyers of the leads. An opt-in lead consists, as a minimum, an e-mail address of an individual that requests more information on a product we are advertising. To be an opt-in name, the individual had to responded to an advertisement posted on a web site on the word wide web that they found. None of our leads would come from unsolicited commercial e-mail also known as "spam".

      Our main areas we are concentrating on now are double opt-in leads of people wanting financial information and stock market news letters. We advertise our customer's services through search engines such as Google and Overture. We currently manage 383 key words listed at these sites for our customers. When an individual types in a key word to search, for example, blue chip, advertising for our customers will be listed. The order in which the advertising appears in the search form depends upon how much money we have negotiated to pay for each time a person clicks on our customer's advertising. We do not supply the individual with any financial information or stock information. The advertising we manage for our customer only directs them to the sign up page for our customer's news letters. We currently have one news letter customer, Daimler Capital Partners, Ltd., who buys these leads from us. There is no affiliation between Daimler and the officer and directors of our company. In order for us to generate what we believe will be the highest response in our web site advertising program, we design a short one paragraph description of the service we are selling for our customers. We then place those ads in strategic search word locations on both Overture and Google. Overture and Google are pay per click sites that we utilize. Any time a person clicks on our advertisement, we are automatically charged by the vendor. The charge for pay per click that we use is in the $0.10 to $0.40 range. When a person clicks on our short paragraph it directs them to our web page. The content on the website pertains only to the request to opt-in to the news letters provided by our customers. There is no financial information or solicitation for stock offerings contained in these pages. The one page web site has fields for the person to fill out and then submit. There is nothing on this site other than the form for the person to request more information on our customers services. On a site like ours, the person has only two choices, fill out the form or leave the site. No matter what links the person clicks on at the site, it takes them directly to the request form. We have found that many websites try to turn their websites into a large catalog full of their products and services. It is our belief and marketing strategy that in the financial information services, that a one page site giving the person the opportunity to request a trial subscription to the customers newsletter is more successful than large sites with a plethora of information about the company and every product they offer. Our websites are direct response websites. They focus on getting an immediate response in the form of a lead. Also, being a one page website, the site loads very quickly on the individuals computer and therefore, potentially, not frustrating the person.

      Ninety-five percent of the respondents to our advertising on the world wide web comes from individuals supplying only their e-mail address. The other five percent supply their name, mailing address, telephone number, and e-mail address. We sell these qualified leads to our customer at $5.00 per lead. Our cost to generate qualified leads will range in the $0.10 to $4.00 range.

      We do not have any editorial input into the information sent out by our customers from the leads that we supply and recipients of the news letter may also receive additional information and advertising from our customers. We do review all material that is sent to the database list to ensure that the information sent is consistent with what our customers advertise they are selling. We do not distribute any information regarding pornography or gambling and would not contract with any customers that are in the business of providing such material.

      As part of our billable service charges, we also offer the service of managing the customers web site for them and distributing the customers newsletter to the opt-in leads we provide. We charge $50.00 per hour for work performed for our customers, whether that is managing their web site or their databases. Management of the database consists of adding new subscribers and removing subscribers who no longer wish to receive e-mails. We maintain one website for ourselves, www.masterlistinc.com. This web site contains information on Masterlist, its services, disclaimer, privacy policy, refund policy and anti-spam policy. We believe this domain provides credibility to our services.


Design of the Site

      We think that to have a successful lead generation website on the Internet you should not use frames, technical java scripts or anything complicated at the site. We believe that the down side to complicated websites are they may be slow to load on the persons computer, they may not work on computers with older technology, and they may prevent search engines from indexing and listing them properly.

      Our websites are kept very simple. They have a logo on the top of the page, they contain our short sales letter and an information request form at the bottom of the page. We do not put any banner ads, links or other services on our website. Our revenue is only generated from the sale of the lead to a third party. We do not want any distractions or other choices for the prospect. We only want the prospect to fill out the request form and submit it to us so we can sell that lead to a third party. Even though we do not have too many graphics on our site we still try to make the website look professional. We do create our own sites but use professional graphic artists when necessary.

      We feel that it is important that the ad pages load quickly on the person's computer, even for persons that have telephone connections at slow rates of less than 52k baud. We check out how quickly our pages load at www.netmechanic.com. There is no charge for the test.

      We also use common font on our web pages such as Arial, Courier, Times Roman or Verdana. It is our belief that all web browsers have these fonts available. We do not use other fonts that some web browsers may not be able to display properly.

      If we use a long sales letter, we split the letter into two tables on the page. That way, the first table will load, then the second one. People will have something to read while the second table is loading. We make the first table short so it loads immediately.

Database Creation


      We currently run computer programs on designated computers with internet cable connection that gather e-mail addresses on a 24 hour/7 days a week basis from the various sites where we post our customers' ads. All e-mail addresses we collect in this manner are double opt-in e-mail addresses. We also use third party advertisers such as Hip List, WorldWideLists, and List-op to provide us with double opt-in addresses for people wishing to subscribe to our customers' newsletters. We normally pay between $0.05 and $0.15 per lead from a third party source that provides just an email address. We receive these e-mail addresses on a daily bases from the third-party advertisers. No other company would be entitled to receive the e-mails that we receive from the third party advertisers. The third party advertisers only post our ads which directs potential subscribers directly to our website advertising our customers' service. Our current database is approximately 75,000 double opt-in e-mail addresses. We only sell the lead to the customer who's advertising the person responded to. There is no formal contract with WorldWide Lists. Both Hip List and List-op require that we agree to their terms of use before doing business with them. In order for a "lead" to be available for purchase, a person must visit a website, click on the request form, complete such form and respond to the automatic confirmation to become a double opt-in lead. We do not send this advertising out as unsolicited commercial email (also known as "spam").

      Most of the leads currently on the database have been sold to Daimler Capital Partners. The loss of Daimler Capital as a customer would negatively effect our ability to collect and sell e-mail addresses. Selling a lead to one of our customers, though, does not preclude us from selling the lead to someone else or using the lead for our own use at some later date. Once we collect e-mail addresses from the world wide web or purchase them from providers of databases, we cross reference the list against our list of person who have previously indicated they do not wish to receive commercial e-mail. We obtained the list of persons not wishing to receive commercial e-mails through various personal contacts that are in the same industry as us. We circulate our list of persons not wanting the e-mails that we generate as well to people in the industry to add to their list. Our current database for such persons is approximately 3 million e-mail addresses. Any names that are on the list of persons not wanting commercial e-mails are removed from our master database list. Any person who responds to our ads with an unsubscribe notation are placed in this database of persons not wanting to receive e-mail and removed from any subsequent mailings. The software we use automatically removes any names from our newly generated lists that are on the list of persons that do not want to receive our e-mail.


Generation of Leads to Sell


      It is our intention to generate 500 new double opt-in leads per day. We currently generate approximately 100 new double opt-in e-mail address leads per day. We cannot predict with any accuracy the number of responses we will receive from our advertising campaign. There are many variables involved which will determine the success of the campaign. Such variables would include, but are not limited to, the quality of the third party sites we advertise on, the effectiveness of the design of our ad and the need persons have for our products that we are advertising. There can be no assurance that we will receive any kind of response to our advertising.


      When a person responds to our advertising, the response is sent to our host site. From there, the request are routed to our own main sites and are recorded as a text file at our site. Our computer software gathers this information and saves it in a predetermined format in a Microsoft Excel spread sheet. The information on this spreadsheet comprise of the leads that we then sell to a third party.

Sale of Leads


      Once we have collected opt-in leads from our ad campaign on third party sites, and the information is formatted into our standard form, we then try to sell the lists. We currently have one customer buying leads on a regular basis from us. We have also sold leads to other financial news letters but those contracted requirements were completed. The steps in selling the leads, assuming we have leads to sell, and a buyer for the leads, would be to receive from the buyer a prepayment for the amount of leads they would require on a weekly basis. Once we have received cleared funds, we would then send qualified leads on a daily basis in text format by email to the buyer. When the order is nearly filled, we would request additional prepaid funds if the buyer would like to continue buying leads from us. Once we have an established payment record with a customer, we may provide them with terms typical of most vendor customer relationships, such as net 30 days to pay. We will only sell the leads that we generate one time. We will not sell the same lead to more than buyer. The end buyers of such leads, generally, are financial newsletter companies. This does not preclude us, in the future to change our company policy and re-sell the leads we have generated to another customer if we felt it was a prudent business decision.


Principal Suppliers


      Currently Bluegenesis.com hosts our web site. Their contract for services is attached as an exhibit to this filing. We pay them a monthly fee of $29.95
(CDN) and can be cancelled at any time. We have contacted two other services and have made arrangements with them to host our sites as well. We will not use these two other hosts unless our current host is disabled in some way or they terminate our service. From researching such sites on the Internet, it is our belief that there is a large market of capable hosts which we can use if necessary.


      We send our e-mails over a cable connection and we currently have three dial up servers that can handle our e-mails that act as back-ups to our cable connection. We believe that there are many such dial up services available to us should any of our services be disconnected.

Rapid Technological Change and Dependence on New Products

      The market for software is characterized by rapid technological change, frequent new product introductions and evolving industry standards. The introduction of products incorporating new technologies and the emergence of new industry standards could render existing products and technology obsolete and unmarketable. The life cycle of the Company's e-mail program is difficult to estimate. Our future success will depend largely upon our ability to develop and introduce, on a timely basis, new methods of advertising for opt-in leads, e-mailing and designing product that keep pace with technological developments and emerging industry standards and address the increasingly sophisticated needs of its customers. There can be no assurance that we will be successful in developing and marketing product enhancement or new products that respond to technological change or evolving industry standards, that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products, or that the products developed by Express will adequately meet the requirements of the marketplace and achieve market acceptance. We can expect delays in the development and introduction of new products and product enhancement. The length of these delays is unpredictable and the inability to introduce new products in a timely matter would adversely affect us in such a way that it may not be able to continue operations. Also, if there is a change in technology or industry standards, we may not have the necessary financial or technical resources to meet these changes putting in jeopardy our ability to continue operations.

Management of Growth in Corporate Activities

      Upon the completion of this offering, we anticipate an increase in the level of activities being undertaken, including activities related to sales. Accordingly, an investment in our Company is subject to risks and uncertainty generally related to rapid growth and sudden increases in the level of corporate activities such as, but are not limited to, acceptance of technology, access to required financing, ability to recruit and retain needed employees, customer service, financing, accounts receivable, quality control, and availability of experienced management. The inability of us to manage these activities correctly or to meet the financial requirements of rapid expansion could mean that we would have to discontinue operations and cease to exist.

Future Developments

      We intend to conduct continuing development and innovation of our products in accordance with changing person preferences, demographics, and the evolution of new technologies.

Laws, Regulations and Licensing


      We do not know of any laws or regulations, either federal or state, affecting our business of collecting opt-in and double opt-in leads. As we do not send unsolicited commercial e-mail (also known as "spam") we do not believe we contravene any state or federal regulations. Nevertheless, existing and possible future consumer legislation, regulation and actions in jurisdictions where we will operate could cause additional expenses, capital expenditures, restrictions and delays in the activities undertaken in connection with our business. The passage of such regulations would adversely affect our operations, including increased costs if certain of our operations are then moved to other jurisdictions where we can operate legally. Should this come to pass, management would have to decide if enduring such inconveniences would be financially feasible and, if not, management may conclude that Express, as an opt-in email advertising entity, may have cease to continue as an on-going business. Further, there is always the possibility that we would not be able to find a jurisdiction where the company would be able to legally engage in its principal and exclusive business activity. Should this be the case, there is a distinct possibility that we would not be able to continue as a going concern.


Market

      We believe that most of our revenues from selling of leads and lists will be generated from the United States of America where individuals can access the Internet. We plan to focus any test marketing of other lead generation programs and list generation solely to the United States. For example we may try to generate leads for health newsletters, multi-level marketing, credit cards and insurance. It is too early in our development to determine the time, effort and cost to initiate these test marketing. We would anticipate starting this effort only when sufficient resources, both financial and physical, are available to us. Therefore, we have not test marketed any of these areas and there is no assurance that we ever will market in these areas.

      Our corporate marketing plan will focus on branding our wholly owned subsidiary, Masterlist International Inc. as a reputable and dependable supplier of quality leads and marketing lists.


      We intend to implement a marketing strategy using both traditional and Internet marketing programs to capture and retain customers. The cost of such programs should be within our advertising budget as described in the use of proceeds. It is our initial strategy to use as many free services for advertising as we might find to ensue that we stay with in our marketing budget. Such a strategy may not be as effective as a large advertising and expensive marketing campaign but, our limited funds budgeted for such campaigns will preclude us from such efforts. We will also focus on Internet marketing and joint advertising ventures with complementary companies to promote our sites. Our current Internet marketing efforts will advertising with online search engines and affiliate marketing programs. We also plan to do barter advertising where by we will provide services for a customer in exchange for advertising on their site. We are currently negotiating with one such customer to provide services in exchange for advertising. There can be no assurance that there will be any successful conclusion to these negotiations.


      We will rely primarily on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect any proprietary technology that the Company may purchase or develop. To date, no such technology has been purchased or developed. In addition, we will seek to avoid disclosure of any trade secrets it may have access to including requiring those persons with access to any Company proprietary information that is developed or purchased to execute confidentiality agreements with the Company.

Competition

      There are a number of companies that compete directly and indirectly with our product, including both domestic and international companies. Many of these companies have financial, technical, marketing, sales and other resources, which are significantly greater than those of Express. In addition, some of these companies have name recognition and established positions in the market. Our largest competitor is Agora, Inc., a private company. We believe that Agora sends out approximately 12 million newsletters per month to their subscribers and therefore has a large percentage of the lead generation lists market. We further believe that they have substantially more capital than we will have for the foreseeable future, though, as Agora is a private company it is difficult to verify this information. Some of our other competitors include leaderbroker.net, eleadz.com, , leadclick.com, leads2results.com, emrdata.com, nestleads.com, directmediagroup.com, leadclick.com, intermarketmedia.com, and aadcom.com. These companies all sell leads in the markets that we want to concentrate on. Most of these competitors have been in the market longer than ourselves and have greater brand name recognition in the lead generation business. We will also focus on Internet marketing and joint advertising ventures with complementary companies to promote our website. Internet marketing efforts will include advertising with online search engines and electronic yellow pages, banner advertisements, direct e-mail programs, affiliate marketing programs, and barter advertising. Accordingly, there is no assurance that we will be able to compete successfully or that our competitors or future competitors will not develop web sites that render our web site less marketable.


Primary Customers

      Since inception, Daimler Capital Partners, Ltd. has generated approximately 65% of our revenue to date or approximately $98,874. The loss of this customer as a buyer of our leads would have a significant negative impact on the business of our company.


Environmental Laws

      We are currently not subject to any federal, state or local environmental laws and though one can never discount anything, we do not expect to be subject to any federal, state or local environmental laws in the near future.

Employees

      Express currently has one full time employee who creates and maintains our websites and manages our mailing databases. Should the revenue generated by the sale of leads grow to a level that could sustain additional employees or should we obtain additional financing from a source other than this financing in the form of debt or equity, we anticipate adding up to 2 additional employees in the next 12 months: one for operations at an annual salary of approximately $50,000 and one for administrative duties at an annual salary of approximately $24,000. The salaries for these individuals would have to come from the cash flow of operations as we would not have enough money from this offering to add additional employees.


Available Information


      Prior to filing this prospectus, we have not been required to deliver annual reports. However, once we become a reporting company, we shall deliver annual reports to securities holders as required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Also, we shall deliver annual reports to securities holders as required by the rules or regulations of any exchange upon which our shares may be traded. If we are not required to deliver annual reports, it is not likely that we will go to the expense of producing and delivering such reports. If we are required to deliver annual reports, such reports will contain audited financial statements as required.

      Prior to the filing of this prospectus, we have not filed reports with the Commission. Once we become a reporting company, management anticipates that Forms 3, 4, 5, 10-KSB, 10-QSB, 8-K and Schedules 13D along with appropriate proxy materials will have to be filed as they come due. If we issue additional shares, then we may file additional registration statements for those shares.

      Once a publicly reporting entity, the public may read and copy any materials Express files with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The Internet address of the Commission's Web site is http://www.sec.gov.

         MANAGEMENT'S DISCUSSION AND ANALYSIS aND RESULTS OF OPERATIONS


      The information contained below includes statements of Express management's beliefs, expectations, hopes, goals and plans that are forward-looking statements subject to certain risks and uncertainties that could cause actual results to differ materially form those anticipated in the forward-looking statements. For a description of such risks and uncertainties, see the information set forth under the caption "FORWARD-LOOKING STATEMENTS," which information is incorporated herein by reference.

      The following discussion and analysis should be read in conjunction with the information set forth under the caption "Selected Financial Data" and the financial statements and notes thereto included elsewhere in this prospectus.

Plan of Operation


      Since our inception on July 9, 1998, until October 2002, we had not been engaged in any significant operations nor have we had any revenues, as we are in the development stage. Since October, 2002, our recent activities include the creation of a database for Financial newsletter customers. We have generated approximately $155,329 in revenue since commencing our opt-in lead generation program in December 2002 from the sale of double opt-in leads to our customers and from managing our customers' websites and databases. Approximately seventy-five percent of our sales were generated by the sale of leads with the remaining twenty-five percent of revenue generated in website and database management. We currently have one customer who has generated approximately 65% of our revenue to date. The loss of this one customer could severely effect our ability to continue in our current business.


      Until an infusion of capital from this offering is received, our operations will most likely remain limited. We currently have insufficient capital to continue operations and are dependent on the proceeds of this offering or some other source of funds to begin continue operations. We have not identified any additional sources of funds to date to maintain our operations. We would anticipate that if we do not receive additional funding that our operations will cease within 150 days.


      We have suffered recurring losses from operations and have net working capital of $19,482 as of September 30, 2003, which raises substantial concern regarding our ability to continue as a going concern. This offering is an all or none offering and so, if this Offering is successfully concluded and after deducting offering expenses of approximately $40,000, the Company anticipates that it will spend immediately approximately $5,000 upgrading its software. We plan to spend approximately $20,000 developing web site to host our lead generation advertising programs. The development of these web sites will begin immediately after we receive funding from this offering. It is anticipated that it will take approximately 60 days to complete this task. These advertising sites are important for us to build so that we can continue to build our data base and sell leads to our customers. Immediately upon the completion of this offering we will incur approximately $10,000 acquiring additional computer equipment.

      A key component to our strategy will be the implementation of a marketing plan to promote our web site. We intend spend $80,000 on the marketing strategy using Internet marketing programs to capture and retain customers. We would anticipate that the spending of these funds would be equally spread over an 8 month period. To initially penetrate the lead generation market, we intend to promote our web site by advertising on the internet. This campaign would be run over the ensuing 6 months with anticipated total cost of $50,000. We will also focus on joint advertising ventures with complementary companies to promote our website. We would not expect to have the internet marketing program started for approximately 60 days from the closing of this offering and cost of this program would be approximately $30,000 spread over a 8 month period from the time it started. Internet marketing efforts will include advertising with online search engines affiliate marketing programs, and barter advertising. After making these expenditures, we will have remaining in working capital approximately $45,000. The remaining working capital funds will be used mainly to pay wages, a monthly management fee of $1,000 to the President, to pay ongoing legal and accounting expenses and monthly general office expenses for such things as postage, courier, and telephones.


      It is anticipated that we should be fully operational within 120 days of completing this offering. We anticipate that we will not have sufficient cash flow from lead generation revenue and advertising revenue to sustain the operations of the Company for more than 1 year from the closing of this offering. Therefore, after the Offering, we will need to obtain additional bank financing or to sell additional debt or equity (or hybrid) securities in future public or private offerings to expand operations. Any such equity based financing may result in further dilution in the equity ownership to the purchasers of the Shares offered hereby. There can be no assurances that any such additional financing will be completed.

      We have the authority to issue 25,000,000 shares of common stock, $0.001 par value. Prior to this filing, we have raised all funds through private placements. In July, 1998, we issued 1,000,000 shares of common stock to G.M Capital Partners, Ltd. for $1,000. In November 1998 we sold 1,000,000 shares of common stock to eight investors for $10,000. In November 1998 we also sold 35,000 shares of common stock for proceeds of $1,750. In January 2001, we sold 200,000 shares of common stock for proceeds of $100,000. In November 2002 we sold 215,200 shares of commons stock for proceeds of $107,600.


      After this current offering, we will require additional funds to maintain and expand our operations. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Further, we may continue to be unprofitable. At the current time, we have only one web site and one customer. We are generating double opt-in leads currently but our ability to continue is dependent upon either additional financing or additional revenue generated by selling leads to third parties. Currently, we have $29,745 in liabilities. Our financial statements report a loss of $241,169 from inception, until September 30, 2003.


      Our functional currency is the United States Dollar and our consolidated financial statements are reported in United States Dollars unless otherwise stated.

                             DESCRIPTION OF PROPERTY


      We currently subleases space at 114 W. Magnolia Street, #446 Bellingham WA 98225 from an unaffiliated party. The sublease is for $200 per month and either party may terminate the arrangement with 30 day notice with no penalty to either party. There is no formal lease agreement in place for this subleased space.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During the past two years, we have not entered into a transaction with a value in excess of $60,000 with a director, officer or beneficial owner of 5% or more of Express' capital stock.


      During the year ended March 31, 2002, Express advanced $12,000 to its former President and shareholder, Mr. Philip Fox, interest free. During the year ended March 31, 2003, the loan was charged as a consulting expense as Mr. Fox continued to work for us but did not collect any monthly fees.


      Mr. Rosenblatt, an officer and shareholder of Express advanced money to Express for operating expenses. The amounts owed by Express at March 31, 2003 and 2002 was $1,417 and $1,207, respectively. The amounts are non-interest bearing and have no due dates.


      During the years ended March 31, 2003 and 2002, Express paid consulting fees to G.M. Capital Partners, Ltd., a shareholder of Express of $40,299 and $10,000 respectively. The fees were paid for financial consulting services provided to the company in structuring its affairs. In addition, consulting fees of $8,500 and $25,000 were paid to Capilano Holdings Ltd., a shareholder of Express. These fees were paid as part of the time spent by the shareholder researching, finding and negotiating its licensing with Fairwind Technologies. Express also reimbursed Capilano Holdings for expenses paid on its behalf during the year ended March 31, 2003 and 2002 in the amount of $1,130 and $11,600.

      In October, 2002 we purchased from a non-affiliated party, Blackstone Holdings Corporation, all of the shares of Masterlist International, Inc. Subsequent to the purchase of the shares of Masterlist International, Inc., in March 2003, the directors of Blackstone Holdings Corporation were appointed to the Board of Directors of Express. Subsequently Mr. Coglon resigned from both the boards of Blackstone Holdings Limited and Express Systems Corporation.


               MARKET FOR COMMON EQUITY AND RELATED STOCK MATTERS

Market Information

      Our common stock is not traded on any exchange. We plan to eventually seek listing on the Over-The-Counter Bulletin Board ("OTCBB"). We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

Dividends

      We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

Stock Sale Rule: Possible Inability to Sell in the Secondary Market



      Rule 15(g)-9 (the "Rule") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), imposes additional sales practice requirements on broker-dealers who sell securities subject to that Rule to persons other than established customers and accredited investors (generally including institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $400,000 individually or $300,000 jointly with his or her spouse). In the event that Express' Common Stock trades below $5.00 per share, the Shares would be subject to the Rule. For transactions covered by the Rule, broker-dealers must make a special suitability determination for each purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, if transactions in Express' Shares are subject to the Rule, the ability of purchasers in this Offering to sell their Shares in the secondary market may be affected, if in fact any exists.


Penny Stock Reform Act: Possible Inability to Sell in the Secondary Market


      In October 1990, Congress enacted the "Penny Stock Reform Act of 1990" (the "90 Act") to counter fraudulent practices common in penny stock transactions. Rule 3a51-1 of the Exchange Act defines a "penny stock" as an equity security that is not, among other things: a security registered or approved for registration and traded on a national securities exchange that meets certain guidelines, where the trade is effected through the facilities of that national exchange; b) a security listed on NASDAQ; c) a security of an issuer that meets certain minimum financial requirements ("net tangible assets" in excess of $5,000,000 if the issuer has been continuously operating for less than three years, or $2,000,000 if the issuer has been continuously operating for more than three years, or "average revenue" of at least $6,000,000 for the last three years); or d) a security with a price of at least $5.00 per share for the transaction in question or that has a bid quotation (as defined in the Rule) of at least $5.00 per share. Under Rule 3a51-1(d)(3), Express' Common Stock falls within the definition of a "penny stock". Pursuant to the 90 Act, brokers and/or dealers, prior to effecting a transaction in a penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects of the market for penny stocks as well as specific information about the penny stock and the transaction involving the purchase and sale of that stock (e.g., price quotes and broker-dealer and associated person compensation). Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the penny stock. Because Express' Shares are at this time, designated "penny stocks", these added disclosure requirements will likely negatively affect the ability of purchasers herein to sell their Shares in the secondary market.

Immediate Substantial Dilution

      As of the date of this Offering Document, the present stockholders of Express acquired their Common Stock at a cost substantially less than the $0.50 per Share to be paid by investors herein. Accordingly, investors herein, will sustain an immediate dilution in the book value of their holdings. (See, "DILUTION").

Control of Express by Existing Shareholders

      Neither Express' Certificate of Incorporation nor its By-Laws provides for cumulative voting. Should this Offering be successful, the investors herein will own approximately 14% of the outstanding Common Stock of Express assuming the maximum number of Shares offered are sold. As a result, existing shareholders will beneficially own 86% of the outstanding shares of Common Stock of Express, assuming successful completion of this Offering. Thus, even after the offering, the existing shareholders will still be in a position to control or influence significantly the affairs of Express and certain matters requiring a stockholder vote, including but not limited to the election of directors, the amendment of Express' Certificate of Incorporation or Bylaws, the merger or dissolution of Express and the sale of all or substantially all of Express' assets.

                             EXECUTIVE COMPENSATION


      To date, Mr. Bauer has not collected any compensation for his services as Officer or Director of Express nor is any expected through this fiscal year.

      The following summary sets forth the cash and other compensation paid or accrued by Express from July 9, 1998, the date of the Company's inception, until September 30, 2003, with respect to services performed by Mr. Lawrence Rosenblatt for services as Chief Executive Officer and President. In an oral agreement, Mr. Rosenblatt is paid a monthly management fee of $1,000. There are no other terms to his monthly fee and he may be terminated with 30 days notice with no further compensation due to him. To date, Mr. Rosenblatt has not received compensation in salary and bonus in excess of $100,000.


                                                        Long Term Compensation
                                           -----------------------------------------------
                              Annual Compensation               Awards                         Payouts
                           ------------------------    ------------------------    ---------------------------------
        (a)                (b)      (c)     (d)           (e)          (f)          (g)          (h)         (i)
                                           Other                    Securities
        Name                               Annual                   Underlying                               All
        And                                Compen-     Restricted    Option(s)                              Other
      Principal                   Salary   sation      Restricted     Award(s)     LTIP                     Compen-
      Position             Year    ($)     Bonus($)      Stock          ($)        SARs(#)    Payouts($)   sation($)
      --------             ----   ------   --------    ----------   ----------     -------    ----------   ---------
Lawrence Rosenblatt        2002   $5,000    $                        25,000
President/CEO              2001             $
                           2000             $

Frank Bauer                2002             $
                           2001             $
                           2000             $


Employment Agreements

      To date, Express has not entered into any employment contracts with its employee.

Limitation Of Liability And Indemnification

      Express' Certificate of Incorporation and By-laws contain provisions which reduce the potential personal liability of directors for certain monetary damages and provide for indemnity of directors and other persons. We are unaware of any pending or threatened litigation against Express or its directors that would result in any liability for which such director would seek indemnification or similar protection.

      The Nevada General Corporation Law and Express' Articles of Incorporation and By-laws authorize indemnification of a director, officer, employee or agent of Express against expenses incurred by him or her in connection with any action, suit, or proceeding to which such person is named a party by reason of having acted or served in such capacity, except for liabilities arising from such person's own misconduct or negligence in the performance of duty. In addition, even a director, officer, employee or agent of Express who was found liable for misconduct or negligence in the performance of duty may obtain such indemnification if, in view of all circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification if, in view of all circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Express pursuant to the foregoing provisions, Express has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

      In the event that a claim for indemnification against such liabilities (other than payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      To date, we have not entered into any indemnification agreements with our officer and director. Indemnification agreements may require a company, among other things, to indemnify its officers and directors against certain liabilities (other than liabilities arising from willful misconduct of a culpable nature) that may arise by reason of their status or service as directors or officers. Such agreements may require a company to advance the expenses of its directors or officers incurred as a result of any proceeding against them as to which they could be indemnified. In addition, such agreements may require a company to obtain directors' and officers' insurance if available on reasonable terms. We reserve the right to enter into indemnification agreements in the future with our directors and officers.

                       WHERE YOU CAN FIND MORE INFORMATION

      At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at: Lawrence Rosenblatt, 114 W. Magnolia Street, #446 Bellingham, WA 98225.

      Our fiscal year ends on March 31, 2003. We intend to become a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

                           EXPRESS SYSTEMS CORPORATION


                                 AND SUBSIDIARY

                          (A Development Stage Company)

                              FINANCIAL STATEMENTS


                              PERIOD FROM INCEPTION
                                 (JULY 9, 1998)
                              TO SEPTEMBER 30, 2003

                           EXPRESS SYSTEMS CORPORATION
                                 AND SUBSIDIARY
                          (A Development Stage Company)

                                TABLE OF CONTENTS

                                                                           Page

Independent Auditors' Report                                                F-1

Consolidated Balance Sheets                                                 F-2

Consolidated Statements of Operations                                       F-3

Consolidated Statements of Changes in Shareholders' Equity                  F-4

Consolidated Statements of Cash Flows                                       F-5

Notes to Consolidated Financial Statements                             F-6 - F-9

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Express Systems Corporation
 And Subsidiary
(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of Express Systems Corporation and Subsidiary (a Company in the Development Stage) as of March 31, 2003, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the years ended March 31, 2003 and 2002 and the period from inception (July 9, 1998) through March 31, 2003 included in the cumulative amounts. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Express Systems Corporation and Subsidiary (a Company in the Development Stage) as of March 31, 2003, and the results of their operations and their cash flows for the years ended March 31, 2003 and 2002 and the period from inception (July 9, 1998) through March 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                         /s/ SPICER, JEFFRIES & CO.

Denver, Colorado
June 11, 2003

                           EXPRESS SYSTEMS CORPORATION
                                 AND SUBSIDIARY
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEETS


                                                                          September 30,      March 31,
                                                                             2003               2003
                                                                             ----               ----
                   ASSETS                                                 (Unaudited)
CURRENT ASSETS:
  Cash and cash equivalents                                                $  18,553         $   5,692
  Trade accounts receivable                                                   30,184             3,340
  Receivable from related party (Note 4)                                         490                --
                                                                           ---------         ---------
            Total current assets                                              49,227             9,032
EQUIPMENT AND SOFTWARE, net of accumulated depreciation of
$1,338 and  $558, respectively                                                 4,699             5,479
                                                                           ---------         ---------
           TOTAL ASSETS                                                    $  53,926         $  14,511
                                                                           =========         =========

    LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses                                    $  25,728         $   3,630
  Due to related parties  (Note 4)                                             4,017             1,417
                                                                           ---------         ---------
        Total current liabilities                                             29,745             5,047
                                                                           ---------         ---------

SHAREHOLDERS' EQUITY (Note 3):
  Common stock, $.001 par value, 25,000,000 shares authorized,
     2,540,200 and 2,450,200 shares issued and outstanding, respectively       2,540             2,450
  Additional paid-in capital                                                 262,810           217,900
Deficit accumulated during the development stage                            (241,169)         (210,886)
                                                                           ---------         ---------
        Total shareholders' equity                                            24,181             9,464
                                                                           ---------         ---------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                       $  53,926         $  14,511
                                                                           =========         =========

        The accompanying notes are an integral part of these statements.

                           EXPRESS SYSTEMS CORPORATION
                                 AND SUBSIDIARY
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                            Period From
                                            Six Months                                       Inception
                                              Ended          Year Ended      Year Ended    (July 9, 1998)
                                            September 30,     March 31,       March 31,    To September 30,
                                               2003             2003            2002           2003
                                               ----             ----            ----           ----
                                            (Unaudited)                                     (unaudited)
REVENUE                                     $    82,799     $    72,530     $        --     $   155,329
                                            -----------     -----------     -----------     -----------

EXPENSES:
  Advertising                                    18,028          11,033              --          29,061
  Consulting (Note 4)                            44,600          63,799          40,000         163,399
  Professional fees                              22,868           9,381           3,239          41,755
  Travel                                          6,395          10,410              --          20,501
  General and administrative                     20,411          56,340           9,804          97,669
  Bad debts                                          --          29,375              --          29,375
  Depreciation and amortization                     780             558              --           1,338
                                            -----------     -----------     -----------     -----------
     Total operating expenses                   113,082         180,896          53,043         383,098
                                            -----------     -----------     -----------     -----------

        Loss from operations                    (30,283)       (108,366)        (53,043)       (227,769)
                                            -----------     -----------     -----------     -----------

OTHER INCOME (EXPENSE):
  Interest income                                    --             100              --             100
  Loss on disposal of assets                         --         (13,500)             --         (13,500)
                                            -----------     -----------     -----------     -----------
     Total other income (expense)                    --         (13,400)             --         (13,400)
                                            -----------     -----------     -----------     -----------

NET LOSS                                    $   (30,283)    $  (121,766)    $   (53,043)    $  (241,169)
                                            ===========     ===========     ===========     ===========

BASIC AND DILUTED LOSS PER COMMON SHARE:

    Net loss per common share                $        *     $      (.05)    $      (.02)
                                            ===========     ===========     ===========

WEIGHTED AVERAGE SHARES OUTSTANDING           2,511,519       2,270,965       2,235,000
                                            ===========     ===========     ===========


----------
*     less than $.01

        The accompanying notes are an integral part of these statements.

                           EXPRESS SYSTEMS CORPORATION
                                 AND SUBSIDIARY
                          (A Development Stage Company)

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY


                                                                                             Deficit
                                                                                            Accumulated
                                                                 Common      Additional     During the
                                                   Common        Stock         Paid-In      Development
                                                   Shares        Amount        Capital        Stage
                                                   ------        ------        -------        -----
BALANCES, at inception (July 9, 1998)                    --     $      --     $      --     $      --

  Sale of common stock to founders
    in July 1998 for $.001 per share              1,000,000         1,000            --            --

  Sale of common stock in private placements:
    November 1998 at $.01 per share               1,000,000         1,000         9,000            --
    November 1998 for $.05 per share                 35,000            35         1,715            --
    January 2001 for $.50 per share                 200,000           200        99,800            --

  Net loss for the period from inception
    to March 31, 2001                                    --            --            --       (36,077)
                                                  ---------     ---------     ---------     ---------

BALANCES, March 31, 2001                          2,235,000         2,235       110,515       (36,077)

  Net loss                                               --            --            --       (53,043)
                                                  ---------     ---------     ---------     ---------

BALANCES, March 31, 2002                          2,235,000         2,235       110,515       (89,120)

  Sale of common stock in private placement:
    November 2002 at $.50 per share                 215,200           215       107,385            --

  Net loss                                               --            --            --      (121,766)
                                                  ---------     ---------     ---------     ---------

BALANCES, March 31, 2003                          2,450,000         2,450       217,900      (210,886)

  Sale of common stock in private placement:
    May 2003 at $.50 per share                       90,000            90        44,910            --

Net loss                                                 --            --            --       (30,283)
                                                  ---------     ---------     ---------     ---------

BALANCES, September 30, 2003 (Unaudited)          2,540,200     $   2,540     $ 262,810     $(241,169)
                                                  =========     =========     =========     =========


   The accompanying notes are an integral part of these financial statements.

                           EXPRESS SYSTEMS CORPORATION
                                 AND SUBSIDIARY
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                Period From
                                                    Six Months                                   Inception
                                                      Ended       Year Ended     Year Ended    (July 9, 1998)
                                                   September 30,   March 31,      March 31,    to September 30,
                                                      2003           2003           2002           2003
                                                      ----           ----           ----           ----
                                                   (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                         $ (30,283)     $(121,766)     $ (53,043)     $(241,169)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
     Depreciation and amortization                       780            558             --          1,338
     Loss on disposal of assets                           --         13,500             --         13,500
     Bad debt expense                                     --          4,375             --          4,375
     Increase in accounts receivable, net                 --         (7,715)            --        (34,559)
     (Increase) decrease in receivable from
     related parties                                    (490)        12,000        (12,000)          (490)
     Increase in due to related party                  2,600            210             --          4,017
     Increase in accounts payable and accrued
     expenses                                         22,098          2,830             69         25,728
                                                   ---------      ---------      ---------      ---------
       Net cash used in operating activities         (32,139)       (96,008)       (64,974)      (227,260)
                                                   ---------      ---------      ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of other asset                                --             --             --         (3,500)
   Purchases of property and equipment                    --         (6,037)            --        (16,037)
                                                   ---------      ---------      ---------      ---------
         Net cash used in investing activities            --         (6,037)            --        (19,537)
                                                   ---------      ---------      ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock                            45,000        107,600             --        265,350
                                                   ---------      ---------      ---------      ---------

NET INCREASE (DECREASE) IN CASH                       12,861          5,555        (64,974)        18,553

CASH, beginning of period                              5,692            137         65,111             --
                                                   ---------      ---------      ---------      ---------

CASH, end of period                                $  18,553      $   5,692      $     137      $  18,553
                                                   =========      =========      =========      =========

SUPPLEMENTAL DISCLOSURE OF NON-CASH  INVESTING
AND FINANCING ACTIVITIES:

   Write off of software and cancellation of
       associated note payable                     $      --      $  50,000      $      --      $  50,000
                                                   =========      =========      =========      =========


   The accompanying notes are an integral part of these financial statements.

                           EXPRESS SYSTEMS CORPORATION
                                 AND SUBSIDIARY
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION, OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES


Organization, Business and Going Concern

Express Systems Corporation ("Express") was incorporated on July 9, 1998 in the state of Nevada and is currently in the development stage. The Company, through its subsidiary, is in the business of advertising on the internet and selling opt-in lead generation lists.

The consolidated financial statements include the accounts of Express since the date of inception and its wholly-owned subsidiary, Masterlist International, Inc. ("Masterlist") since the date of purchase (see Note 2) (collectively, the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

The Company has incurred losses since inception that raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue operations is contingent upon attaining profitable operations and obtaining additional debt and/or equity capital to fund its operations. Management's plan in this regard is to raise additional funding through a public offering (see Note 6). The financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company discontinue operations.


The interim financial information as of and for the six months ended September 30, 2003 is unaudited. In the opinion of management all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.


Cash Equivalents

All highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.

Accounts Receivable


The Company uses the allowance method for accounting for bad debts. At September 30, 2003, management believes all receivables are collectible by the Company.


Equipment and Software

The Company provides for depreciation and amortization of these assets using the straight-line method based on estimated useful lives of, generally, three to five years.


Revenue Recognition


Revenue is recognized at the time the services are provided.

Advertising


The Company expenses advertising costs as incurred.

                           EXPRESS SYSTEMS CORPORATION
                                 AND SUBSIDIARY
                          (A Development Stage Company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1 -ORGANIZATION, OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)


Long-Lived Assets


      The Company reviews its long-lived assets for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows estimated to be generated by the asset.


Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management believes that the estimates utilized in the preparation of the consolidated financial statements are prudent and reasonable. Actual results could differ from these estimates.

Fair Value of Financial Instruments

Substantially all of the Company's assets and liabilities are carried at fair value or contracted amounts that approximate fair value. Estimates of fair value are made at a specific point in time, based on relative market information and information about the financial instrument, specifically, the value of the underlying financial instrument. Assets that are recorded at fair value consist largely of short-term receivables, which are carried at contracted amounts that approximate fair value. Similarly, the Company's liabilities consist of short term liabilities recorded at contracted amounts that approximate fair value.

Net Loss Per Share of Common Stock

Net loss per share of common stock is based on the weighted average number of shares of common stock outstanding.


Recent Accounting Pronouncements


On March 31, 2002, the Company adopted SFAS 142, "Goodwill and Other Intangible Assets", which requires the discontinuance of goodwill amortization and that it be assessed for impairment on an annual basis or more frequently if impairment indicators exist. The adoption of SFAS 142 did not have any effect on the Company's financial position, results of operations or cash flows as the Company has no recorded goodwill.

                           EXPRESS SYSTEMS CORPORATION
                                 AND SUBSIDIARY
                          (A Development Stage Company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

Recent Accounting Pronouncements (continued)


On March 31, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," ("SFAS 144"). SFAS 144 supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of," and elements of APB 30, "Reporting the Results of Operations--Reporting the Effects on Disposal of a Segment of a Business and Extraordinary, Unusual or Infrequently Occurring Events and Transactions." SFAS 144 establishes a single-accounting model for long-lived assets to be disposed of while maintaining many of the provisions relating to impairment testing and valuation. The adoption did not affect the Company's financial position or results of operations.

In April 2002, Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections," was issued. This statement provides guidance on the classification of gains and losses from the extinguishment of debt and on the accounting for certain specified lease transactions. The adoption of this statement did not impact the Company's financial position, results of operations or cash flows.

In June 2002, Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," ("SFAS 146") was issued. This statement provides guidance on the recognition and measurement of liabilities associated with disposal activities and is effective as of January 1, 2003. Under SFAS 146, companies will record the fair value of exit or disposal costs when they are incurred rather than at the date of a commitment to an exit or disposal plan. The adoption of

SFAS 146 could result in the Company recognizing the cost of future restructuring activities, if any, over a period of time rather than in one reporting period.

In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Guarantees of Indebtedness of Others," ("FIN 45"). FIN 45 requires the Company to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in the issuance of the guarantee. FIN 45 is effective for guarantees issued or modified after December 31, 2002. The disclosure requirements effective for the year ending March 31, 2003 expand the disclosures required by a guarantor about its obligations under a guarantee. The adoption of the disclosure requirements of this statement did not impact the Company's financial position, results of operations or cash flows.

In December 2002, Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation -Transition and Disclosure," ("SFAS 148") was issued. SFAS 148 amends Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on the reported results. The provisions of SFAS 148 are effective for financial statements for fiscal years ending after December 15, 2002 and interim periods beginning after December 15, 2002. The adoption of the disclosure requirements of this statement did not impact the Company's financial position, results of operations or cash flows.

In December 2002, the Emerging Issues Task Force issued a consensus on Issue No.

00-21, "Revenue Arrangements with Multiple Deliverables" (EITF 00-21). EITF 00-21 mandates how to identify whether goods or services or both that are to be delivered separately in a bundled sales arrangement should be accounted for as separate units of accounting. The Company is currently evaluating the effects of adoption of EITF 00-21 on its service arrangements.

                           EXPRESS SYSTEMS CORPORATION
                                 AND SUBSIDIARY
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

Recent Accounting Pronouncements (continued)


In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities," ("FIN 46"). The interpretation provides guidance for determining when a primary beneficiary should consolidate a variable interest entity, or equivalent structure, that functions to support the activities of the primary beneficiary. The interpretation is effective as of the beginning of the first interim or annual reporting period beginning after June 15, 2003 for variable interest entities created before February 1, 2003. The adoption of this statement is not expected to impact the Company's financial position, results of operations or cash flows.

NOTE 2 - BUSINESS ACQUISITION

In October 2002, prior to Mr. Bauer becoming a director of the Express, Express loaned Blackstone Holding Corp. ("Blackstone"), an inactive Nevada company that Mr. Bauer was president and director of, $25,000. Blackstone was also the sole shareholder of Masterlist. In November 2002, Blackstone transferred all of the outstanding common stock of Masterlist to Express in consideration for the forgiveness of the loan. The acquisition was accounted for under the purchase method of accounting. Masterlist was incorporated in November 2002, and had no assets, liabilities or operations at the time of the acquisition.

NOTE 3 - SHAREHOLDERS' EQUITY

The authorized capital stock of the Company consists of 25,000,000 shares of $.001 par value voting common stock.

In July 1998, the Company issued 1,000,000 shares to its founders for $1,000.

The Company has sold common shares under private offering memorandums. In November 1998, the Company sold 1,000,000 shares of common stock for $.01 per share, and received proceeds of $10,000. Also in November 1998, the Company sold 35,000 shares of common stock for $.05 per share, and received proceeds of $1,750. In January 2001, the Company sold 200,000 shares of common stock for $.50 per share, and received proceeds of $100,000. In November 2002, the Company sold 215,200 shares of common stock for $.50 per share, and received proceeds of $107,600. In May 2003, the Company sold 90,000 shares of common stock at $.50 per share, and received proceeds of $45,000.

NOTE 4 - RELATED PARTY TRANSACTIONS

During the year ended March 31, 2002, the Company advanced $12,000 to a shareholder. The advance was non-interest bearing and had no due date. During the year ended March 31, 2003, the Company charged the amount to consulting expense.


An officer and shareholder of the Company has advanced money to the Company for operating expenses. The amount owed by the Company at September 30, 2003 and March 31, 2003 was $4,017 and $1,417, respectively. The amounts are non-interest bearing and have no due dates.

During the six months ended September 30, 2003 and the years ended March 31, 2003 and 2002, the Company paid consulting and management fees to shareholders and entities related to shareholders of the Company of $37,600, $48,799 and $35,000, respectively. The Company reimbursed related parties for expenses paid on its behalf during the years ended March 31, 2003 and 2002 in the amount of $1,130 and $11,600.

                           EXPRESS SYSTEMS CORPORATION
                                 AND SUBSIDIARY
                          (A Development Stage Company)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(Continued)


NOTE 5 - INCOME TAXES

At March 31, 2003, the Company had an unused net operating loss carryforward of approximately $210,000 for income tax purposes, which expires through 2023. However, the ability to utilize such losses to offset future taxable income is subject to various limitations imposed by the rules and regulations of the Internal Revenue Service. This net operating loss carryforward may result in future income tax benefits of approximately $71,000; however, because realization is uncertain at this time, a valuation reserve in the same amount has been established. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

      Significant components of the Company's deferred tax liabilities and assets as of March 31, 2003 and 2002 are as follows:

                                                          2003           2002
                                                          ----           ----

Deferred tax liabilities                                $     --       $     --
                                                        ========       ========

Deferred tax assets:
  Net operating loss carryforwards                      $ 71,000       $ 30,000
  Valuation allowance for deferred tax assets            (71,000)       (30,000)
                                                        --------       --------
                                                        $     --       $     --
                                                        ========       ========

The valuation allowance for deferred tax assets was increased by $41,000 and $18,000 during 2003 and 2002.

NOTE 6- PROPOSED PUBLIC OFFERING

The Company intends to make a public offering of securities on Form SB-2. The Company intends to sell a maximum of 400,000 shares of common stock at an offering price of $.50 per share, for gross proceeds of $200,000.

                                     SHARES
                           Express Systems Corporation
                        114 W. Magnolia Street, Suite 446
                              Bellingham, WA 98226

                                   Prospectus
                                  Common Stock
                                 400,000 Shares
                                 $.50 Per Share

                                December 19, 2003


      You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

DEALER PROSPECTUS DELIVERY OBLIGATION

      Until __________, 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

      In so far as indemnification by Express for liabilities arising under the Act may be permitted to directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, Express has been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of Express in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, Express will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering.

         SEC Registration Fee                                   $    16
         Accounting Fees                                        $10,000
         Printing*                                              $ 1,200
         Transfer Agency Fees                                   $ 1,000
         Edgar filing fees*                                     $ 1,000
         Miscellaneous*                                         $ 1,284
         Legal*                                                 $20,000
         Bluesky                                                $ 5,500
         Total                                                  $40,000

----------
*     Estimated costs

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

      Set forth below is information regarding the issuance and sales of Express' common stock without registration during the last three (3) years. No such sales involved the use of an underwriter.

1. In July, 1998, we issued 1,000,000 shares of common stock to G.M Capital Partners, Ltd. for $1,000. This transaction did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Rule 903 of Regulation S.

2. In November 1998 we sold 1,000,000 shares of common stock to eight investors for $10,000. This transaction did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Rule 504 of Regulation D.


3. In November 1998 we also sold 35,000 shares of common stock for proceeds of $1,750 to 6 investors. This transaction did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Rule 504 of Regulation D.

4. In January 2001, we sold 200,000 shares of common stock to 35 investors for proceeds of $100,000. This transaction did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Rule 504 of Regulation D and registered on Form U-7 in the State of Georgia.

5. In November 2002 we sold 215,200 shares of commons stock to 78 investors for proceeds of $107,600. This transaction did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Rule 504 of Regulation D and registered on Form U-7 in the State of Georgia.


ITEM 27. EXHIBITS


Exhibit No.  Identification of Exhibit
-----------  -------------------------

3.1          Articles of Incorporation*
3.2          By-Laws*
4.1          Form of specimen of common stock*
5.1          Legal Opinion of Rubin, Bailin, Ortoli, Mayer & Baker LLP
10.1         Overture Agreement
10.2         List-op Agreement
10.3         Bluegenesis.com
21.1         List of Subsidiaries
23.1         Consent of Auditor


----------
*     Previously filed.

                                  UNDERTAKINGS

      The undersigned Registrant undertakes:

      1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: a. Include any prospectus required by Section 10(a)(3)of the Securities Act of 1933; b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; c. Include any additional or changed material information on the plan of distribution.

      2. That, or determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

      5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered by this registration statement, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of this amended Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Bellingham.

                                         Express Systems Corporation


                                         /s/ Lawrence Rosenblatt
                                         ---------------------------------------
                                         Lawrence Rosenblatt
                                         President, CEO, Principal Accounting
                                         Officer, Principal Financial
                                         Officer and Director



                                         /s/ Frank Bauer
                                         ---------------------------------------
                                         Frank Bauer
                                         Secretary and Director